Exhibit 99.1

For Immediate Release
Contact: Bill Davis
Perficient, Inc.
314-529-3555
bill.davis@perficient.com

PERFICIENT REPORTS THIRD QUARTER 2007 RESULTS

~Realizes Record Revenues and Profitability; Exceeds Analysts’ Consensus Non-GAAP Earnings Per Share Estimate ~

AUSTIN, Texas – November 8th, 2007– Perficient, Inc. (NASDAQ: PRFT) a leading information technology consulting firm serving Global 2000 and other large enterprise customers throughout North America, today reported financial results for the quarter ended September 30, 2007.

Financial Highlights
For the third quarter ended September 30, 2007:

▪	Revenues increased 20% to $53.1 million compared to $44.3 million during the third quarter of 2006;
▪	Services revenues, excluding reimbursed expenses, increased 20% to $48.4 million compared to $40.2 million during the third quarter of 2006;
▪	Earnings per share on a fully diluted basis were up 50% to $0.15 compared to $0.10 per share during the third quarter of 2006;
▪
Non-GAAP earnings per share (formerly called cash earnings per share or Cash EPS; see attached schedule which reconciles to GAAP earnings per share) on a fully diluted basis were up 40% to $0.21 compared to $0.15 per share during the third quarter of 2006;

▪	Net income was up 60% to $4.5 million compared to $2.8 million during the third quarter of 2006;
▪
EBITDA (a non GAAP measure; see attached schedule which reconciles to GAAP net income) was up 46% to $9.2 million compared to $6.3 million during the third quarter of 2006. EBITDA included GAAP non-cash stock compensation expense of approximately $1.5 million and $0.8 million in the third quarter of 2007 and 2006, respectively;

▪
Gross margin for services revenue, excluding reimbursed expenses, was 38.5% and 38.7% in the third quarter of 2007 and 2006, respectively. Gross margin for services revenue, excluding reimbursed expenses and stock compensation expense, was 39.2% and 39.3% in the third quarter of 2007 and 2006, respectively; and

▪	Gross margin for software revenue was 27.5% compared to 18.6% in the third quarter of 2006.

“In the third quarter we posted record revenues, cash flow and earnings,” said Jack McDonald, Perficient’s chairman and chief executive. “Our 40% year-over-year growth in non-GAAP earnings per share exceeded analyst expectations and demonstrates the operating and earnings leverage inherent in our model. We achieved record EBITDA margins, north of 20% excluding stock compensation, which allowed the Company to fully fund the cash portion of our largest acquisition to date, Boldtech Systems, and still exit the quarter with no debt outstanding. In addition, we have issued fourth quarter revenue guidance in-line with the analysts’ consensus estimate. With strong cash flows, no debt and nearly $50 million of borrowing capacity available, we continue to aggressively pursue a strong M&A pipeline.”

 “During the quarter, Perficient again executed well against key operating metrics as average bill rate and utilization remained robust and within the target ranges we believe are sustainable.” said Jeffrey Davis, Perficient’s president and chief operating officer. “The third quarter acquisition of Boldtech was meaningful on several fronts and added, among other things, a Perficient global development center in China. In conjunction with our domestic growth, we’ll continue to look to build our offshore capabilities as those capabilities help us manage labor costs, boost margins and enhance our competitiveness and growth.”

Other Third Quarter Highlights:
Among other achievements in the third quarter, Perficient:

▪
Completed the acquisition of BoldTech Systems, LLC, a transaction that strengthened our presence in the West, added a CMMI (Level 4) certified global development center in China and more than 200 consulting, technology, sales and support professionals;

▪
Added new customer relationships and follow-on projects with leading companies and government agencies including Aircell, Alcon Laboratories, Allstate, AT&T, Avaya, Catalina Marketing, Centene, Entergy, Express Scripts, ITT Education, Oncor, PricewaterhouseCoopers, PSI, Spark Energy, Washington University and many others;

▪	Posted its 17th consecutive quarter of positive net income and earnings per share;

▪	Was ranked #15 on Fortune magazine’s 2007 100 Fastest-Growing Public Companies List; and

▪	Was added to the S&P SmallCap 600 Index.

Business Outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

The company expects its fourth quarter 2007 services and software revenue, including reimbursed expenses, to be in the range of $56.3 million to $62.1 million, comprised of $54.3 million to $57.1 million of revenue from services including reimbursed expenses and $2.0 million to $5.0 million of revenue from sales of software. The guidance range of services revenue including reimbursed expenses would represent services revenue growth of 30% to 36% over the fourth quarter of 2006.

Conference Call Details
Perficient will host a conference call regarding third quarter 2007 financial results today at 9:00 a.m. Eastern.

WHAT: Perficient Third Quarter 2007 Results
WHEN: Thursday, November 8th, 9 a.m Eastern
CONFERENCE CALL NUMBERS: 866-383-8008 (domestic) 617.597.5341 (international)
PARTICIPANT PASSCODE: 89764966
REPLAY TIMES: Thursday, November 8th at 11 a.m. Eastern through November 15th
REPLAY NUMBER: 888-286-8010 (domestic) 617-801-6888 (international)
REPLAY PASSCODE: 82107148

About Perficient
Perficient is a leading information technology consulting firm serving Global 2000 and enterprise customers throughout North America.  Perficient’s 1,400 professionals serve clients from a network of 18 offices in North America and two offshore development centers, including a CMMI Level 4 certified global development center in China.  Perficient helps clients use Internet-based technologies to improve productivity and competitiveness, strengthen relationships with customers, suppliers and partners and reduce information technology costs. Perficient, traded on the Nasdaq Global Select Market(SM), is a member of the Russell 2000® index and the S&P SmallCap 600 index. Perficient is an award-winning "Premier Level" IBM business partner, a TeamTIBCO partner, a Microsoft Gold Certified Partner, a Documentum Select Services Team Partner and an Oracle-Siebel partner. For more information, please visit www.perficient.com.

# # #

Safe Harbor Statement
This news release contains forward-looking statements that are subject to risk and uncertainties. These forward-looking statements are based on management's current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from management's current expectations and the forward-looking statements made in this press release. These risks and uncertainties include, but not limited to, the impact of competitive services, demand for services like those provided by the company and market acceptance risks, fluctuations in operating results, cyclical market pressures on the technology industry, the ability to manage strains associated with the company's growth, credit risks associated with the company's accounts receivable, the company's ability to continue to attract and retain high quality employees, accurately set fees for and timely complete its current and future client projects, the company’s ability to identify, compete for and complete strategic acquisition and partnership opportunities, and other risks detailed from time to time in the company's filings with Securities and Exchange Commission, including the most recent Form 10-K and Form 10-Q.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP to Non-GAAP Measures.”

PERFICIENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Revenue
Services	$48,387	$40,219	$137,645	$98,577
Software	1,582	1,532	9,469	6,800
Reimbursable expenses	3,115	2,543	8,614	6,071
Total revenue	53,084	44,294	155,728	111,448

Cost of revenue
Project personnel costs	28,609	23,947	81,580	59,194
Software costs	1,147	1,247	7,944	5,673
Reimbursable expenses	3,115	2,543	8,614	6,071
Other project related expenses	822	460	2,228	1,474
Stock compensation	345	243	1,079	717
Total cost of revenue	34,038	28,440	101,445	73,129
Gross margin	19,046	15,854	54,283	38,319

Selling, general and administrative	8,713	9,025	26,680	21,904
Stock compensation	1,116	514	3,385	1,510
	9,217	6,315	24,218	14,905

Depreciation	371	264	1,069	647
Amortization of intangibles	1,277	1,211	3,103	2,335
Income from operations	7,569	4,840	20,046	11,923
Interest income	79	45	191	76
Interest expense	-	(217)	(65)	(463)
Other	1	7	10	72
Income before income taxes	7,649	4,675	20,182	11,608
Provision for income taxes	3,108	1,841	8,467	4,815
Net income	$4,541	$2,834	$11,715	$6,793

Basic net income per share	$0.16	$0.11	$0.42	$0.28

Diluted net income per share	$0.15	$0.10	$0.39	$0.25
Shares used in computing basic
net income per share	28,258	25,618	27,644	24,525
Shares used in computing diluted
net income per share	30,324	28,056	29,869	27,156

PERFICIENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	September 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash	$345	$4,549
Accounts receivable, net	50,129	38,600
Prepaid expenses	1,072	1,171
Other current assets	4,901	2,799
Total current assets	56,447	47,119
Net property and equipment	3,013	1,806
Net Goodwill	103,222	69,170
Net intangible assets	18,058	11,886
Other noncurrent assets	1,134	1,019
Total assets	$181,874	$131,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,517	$5,025
Current portion of long term debt	-	1,201
Other current liabilities	20,126	16,034
Total current liabilities	23,643	22,260
Long term debt, net of current portion	-	137
Long term deferred taxes	2,360	1,251
Total liabilities	26,003	23,648

Stockholders' equity:
Common stock	29	27
Additional paid-in capital	183,803	147,028
Accumulated other comprehensive loss	(98)	(125)
Accumulated deficit	(27,863)	(39,578)
Total stockholders' equity	155,871	107,352
Total liabilities and stockholders' equity	$181,874	$131,000

About Non-GAAP Financial Measures

Perficient, Inc. (“Perficient”) provides non-GAAP measures for EBITDA, net income and net income per share data as supplemental information regarding Perficient’s business performance. Perficient believes that these non-GAAP financial measures are useful to investors because they exclude non-operating charges. Perficient’s management excludes these non-operating charges when it internally evaluates the performance of Perficient’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential operating activities of Perficient. Accordingly, management excludes stock-based compensation related to employee stock options and restricted stock awards, the amortization of purchased intangible assets, and income tax effects of the foregoing, when making operational decisions.

Perficient believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand Perficient’s financial performance in comparison to historical periods. In addition, it allows investors to evaluate Perficient’s performance using the same methodology and information as that used by Perficient’s management.

Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, Perficient’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of non-GAAP EBITDA, non-GAAP net income and non-GAAP net income per share. In addition, some items that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash flows and stock compensation charges can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. Perficient has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate Perficient’s business performance in the way that management does. Perficient’s definition may be different from similar non-GAAP measures used by other companies and/or analysts.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Stock-based Compensation

Perficient incurs stock-based compensation expense under Statement of Financial Accounting Standards No. 123R (As Amended), Share Based Payment (“SFAS 123R”). Perficient excludes this item for the purposes of calculating non-GAAP EBITDA, non-GAAP net income and non-GAAP net income per share because it is a non-cash expense that Perficient believes is not reflective of its business performance. The nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods (including prior periods following the adoption of SFAS 123R. The exclusion of stock-based compensation from the non-GAAP measures also allows a consistent comparison of Perficient’s relative historical financial performance, since the method for accounting for stock-based compensation changed at the beginning of fiscal year 2006 when Perficient adopted SFAS 123R. Finally, Perficient believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors.

Amortization of Intangible Assets

Perficient has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Perficient has made. Management excludes these items, for the purposes of calculating non-GAAP EBITDA, non-GAAP net income and non-GAAP net income per share. Perficient believes that eliminating this expense from its non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of Perficient’s acquisition transactions, which also vary substantially in frequency from period to period.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands, except net income per share)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
GAAP Net Income	$4,541	$2,834	$11,715	$6,793
Additions:
Income tax provision	3,108	1,841	8,467	4,815
Amortization of intangible assets	1,277	1,211	3,103	2,335
Stock-based compensation	1,461	757	4,464	2,227
Non-GAAP Adjusted Net Income Before Tax	10,387	6,643	27,749	16,170
Income tax for non-GAAP items (1)	(4,103)	(2,538)	(11,127)	(6,306)
Non-GAAP Net Income	$6,284	$4,105	$16,622	$9,864

GAAP Net Income Per Share (diluted)	$0.15	$0.10	$0.39	$0.25
Non-GAAP Net Income Per Share (diluted)	$0.21	$0.15	$0.56	$0.36
Shares used in computing net income per share (diluted)	30,324	28,056	29,869	27,156

(1) The estimated non-GAAP effective tax rate of 39.5% and 38.2% for the three months ended September 30, 2007 and 2006, respectively, and 40.1% and 39.0% for the nine months ended September 30, 2007 and 2006, respectively, has been used to calculate the provision for income taxes for non-GAAP purposes.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands, except net income per share)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
GAAP Net Income	$4,541	$2,834	$11,715	$6,793
Additions:
Provision for income taxes	3,108	1,841	8,467	4,815
Other	(1)	(7)	(10)	(72)
Interest expense, net of income	(79)	172	(126)	387
Amortization of intangible assets	1,277	1,211	3,103	2,335
Depreciation	371	264	1,069	647
EBITDA (1)	$9,217	$6,315	$24,218	$14,905

(1) EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income.  EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.